Exhibit 10.2

SEVENTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT
This SEVENTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of November 22, 2019, is entered into by and among the following parties:

(i)	DXC RECEIVABLES LLC (F/K/A CSC RECEIVABLES LLC), a Delaware limited liability company, as Seller (the “Seller”);

(ii)	DXC TECHNOLOGY COMPANY, a Nevada corporation, as Servicer (the “Servicer”);

(iii)	PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser, as Group Agent for its Purchaser Group and as Administrative Agent (in such capacity, the “Administrative Agent”);

(iv)	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Committed Purchaser and as Group Agent for its Purchaser Group;

(v)	MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as a Committed Purchaser and as Group Agent for its Purchaser Group;

(vi)	FIFTH THIRD BANK, NATIONAL ASSOCIATION (F/K/A FIFTH THIRD BANK), as a Committed Purchaser and as Group Agent for its Purchaser Group;

(vii)	MIZUHO BANK, LTD., as a Committed Purchaser and as Group Agent for its Purchaser Group; and

(viii)	THE TORONTO DOMINION BANK, as a Committed Purchaser and as Group Agent for its Purchaser Group.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
A.    The parties hereto (other than the Originator) have entered into a Receivables Purchase Agreement, dated as of December 21, 2016 (such date, the “Original Closing Date”) (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).
B.    Concurrently herewith, the Seller, as buyer, the Servicer, DXC Technology Services LLC, Alliance-One Services, Inc., Computer Sciences Corporation, CSC Consulting, Inc., CSC Cybertek Corporation, Mynd Corporation and PDA Software Services LLC, as existing originators, and CSC Puerto Rico, LLC, CSC Covansys Corporation and Tribridge Holdings, LLC, as new originators, are entering into that certain Fourth Amendment to the Purchase and Sale Agreement, dated as of the date hereof.
C.    Concurrently herewith, DXC Technology Company, as performance guarantor, in favor of the Administrative Agent on behalf of the secured parties, is entering into the Third Amended and Restated Performance Guaranty, dated as of the date hereof.
D.     The parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:
(a)    The definition of “Federal Funds Rate” set forth in Section 1.01 of the Receivables Purchase Agreement is hereby deleted in its entirety.
(b)    The definition of “Federal Reserve Board” set forth in Section 1.01 of the Receivables Purchase Agreement is hereby deleted in its entirety.
(c)    Clause (b) of the definition of “Base Rate” set forth in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(b)    0.50% per annum above the Overnight Bank Funding Rate for such day.
(d)    Section 1.01 of the Receivables Purchase Agreement is hereby amended by adding the following new defined term in the appropriate alphabetical order:
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.
(e)    The last sentence of Section 4.02(a) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
In such event, if the Seller (or the Servicer on its behalf) has not in fact made such payment, then each Group Agent severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Group Agent, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)    Schedule II-A of the Receivables Purchase Agreement is hereby replaced in its entirety with the schedule attached hereto as Schedule II-A.
SECTION 3.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrative Agent, each Purchaser and each Group Agent, as follows:
(a)    Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)    No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes an Event of Termination, Non-Reinvestment Event, Unmatured Event of Termination or Unmatured Non-Reinvestment Event.
SECTION 4.    Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 5.    Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit A hereto, in each case, in form and substance acceptable to the Administrative Agent.
SECTION 6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.    GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
SECTION 8.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.
[Signature Pages Follow.]
IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
DXC RECEIVABLES LLC,
as Seller

By: /s/ H.C. Charles Diao
Name: H.C. Charles Diao
Title: President and Treasurer

DXC TECHNOLOGY COMPANY,
as Servicer

By: /s/ H.C. Charles Diao
Name: H.C. Charles Diao
Title: Senior Vice President, Treasury and Corporate Development

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ Christopher Blaney Name: Christopher Blaney Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser By: /s/ Christopher Blaney Name: Christopher Blaney Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Group Agent for its Purchaser Group By: /s/ Christopher Blaney Name: Christopher Blaney Title: Senior Vice President

WELLS FARGO, NATIONAL ASSOCIATION, as a Committed Purchaser By: /s/ Eero Maki Name: Eero Maki Title: Managing Director

WELLS FARGO, NATIONAL ASSOCIATION, as Group Agent for its Purchaser Group By: /s/ Eero Maki Name: Eero Maki Title: Managing Director

MUFG BANK, LTD., as a Committed Purchaser By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

MUFG BANK, LTD., as Group Agent for its Purchaser Group By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION as a Committed Purchaser By: /s/ Patrick Berning Name: Patrick Berning Title: AVP

FIFTH THIRD BANK, NATIONAL ASSOCIATION as Group Agent for its Purchaser Group By: /s/ Patrick Berning Name: Patrick Berning Title: AVP

MIZUHO BANK, LTD., as a Committed Purchaser By: /s/ Richard A. Burke Name: Richard A. Burke Title: Managing Director

MIZUHO BANK, LTD., as Group Agent for its Purchaser Group By: /s/ Richard A. Burke Name: Richard A. Burke Title: Managing Director

THE TORONTO DOMINION BANK, as a Committed Purchaser By: /s/ Brad Purkis Name: Brad Purkis Title: Managing Director

THE TORONTO DOMINION BANK, as Group Agent for its Purchaser Group By: /s/ Brad Purkis Name: Brad Purkis Title: Managing Director

SCHEDULE II-A
Lock-Boxes, Collection Accounts and Collection Account Banks

Exhibit A

Closing Memorandum

1